UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2008

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2008, Martek Biosciences Corporation ("Martek") and Numico Trading B.V. ("Numico") entered into a License and Supply Agreement (the "Agreement") made effective as of January 1, 2008. On February 19, 2008, Martek issued a press release announcing the entering into of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Agreement provides that Martek will serve as the exclusive supplier for all of Numico’s arachidonic acid (ARA) and microbially-derived docosahexaeonic acid (DHA) needs for infant formula products. Numico may continue to use alternative non-microbial DHA sources. The Agreement has a 15-year term that runs until December 31, 2022. In addition to customary termination provisions with respect to breaches, insolvency and infringement of intellectual property rights, Numico may terminate the Agreement as of December 31, 2011, provided that Numico has given six months prior written notice. The Agreement supersedes and replaces the existing license agreement between the parties through which Martek has supplied DHA and ARA to Numico for infant formula products since 1994.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1
Press Release of Martek Biosciences Corporation dated February 19, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

February 21, 2008	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Martek Biosciences Corporation dated February 19, 2008